Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Suspect Detection Systems Inc.

Gentlemen:

We herby consent to the incorporation by reference in the Registration Statement on Form S-8 of Suspect Detection Systems Inc. of our report dated March 17, 2011 relating to the consolidated financial statements of Suspect Detection Systems Inc. and its subsidiary which appear in this Form 10-K.

                                        /s/ Yarel + Partners
                                             Yarel + Partners

                                     Certified Public Accountants

Tel Aviv, Israel
March 17, 2011